EXECUTION COPY

AMENDED AND RESTATED SERVICE AGREEMENT

Amended and Restated Service Agreement, dated as of June 30, 2009, (this “Agreement”) among OppenheimerFunds, Inc. (the “Adviser”), Oppenheimer Principal Protected Trust II (the “Trust”) on behalf of its series, Oppenheimer Principal Protected Main Street Fund II (the “Fund”), J.P. Morgan Chase Bank (the “Custodian”) and Main Place Funding, LLC (the “Warranty Provider”).

WHEREAS, the Trust on behalf of the Fund, Merrill Lynch Bank USA (“MLBUSA”) and the Adviser are parties to a Financial Warranty Agreement, dated as of January 20, 2004 (as modified by the Assignment and Consent Agreement described below, the “Financial Warranty Agreement”);

WHEREAS, pursuant to an Assignment and Consent Agreement dated as of the date hereof, MLBUSA has divested, assigned and conveyed all of its duties, rights, interests and obligations under the Financial Warranty Agreement to Main Place Funding, LLC, and Main Place Funding, LLC has acquired and assumed all such duties, rights, interests and obligations of MLBUSA under the Financial Warranty Agreement;

WHEREAS, the Adviser, the Trust, on behalf of the Fund, and MLBUSA entered into a Service Agreement dated January 20, 2004 (the “Original Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Original Agreement in order to reflect the substitution of Main Place Funding, LLC for MLBUSA as the Warranty Provider as such term is used in this Agreement;

WHEREAS, pursuant to a Custodian Agreement between the Custodian and the Adviser on behalf of the Fund dated as of August 16, 2002, as amended for services to be provided to the Fund (as it may be amended from time to time and in effect, the “Custodian Agreement”), the Custodian serves as custodian to the Fund;

WHEREAS, the Adviser acts as investment adviser to the Fund;

WHEREAS, the Adviser, the Fund, the Warranty Provider and the Custodian wish to clarify certain arrangements in connection with the Financial Warranty Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Adviser, the Fund, the Warranty Provider and the Custodian hereby agree as follows:

1.     All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Financial Warranty Agreement unless otherwise specified. The meanings of the defined terms incorporated herein from the Financial Warranty Agreement are incorporated for definitional purposes only and shall not be read to impose any additional obligations on the Custodian, except as expressly provided in this Agreement.

2.	During the Term (as defined below), the Custodian shall permit the Warranty Provider and Merrill Lynch International (the “Calculation Agent”), pursuant to the terms of a separate licensing agreement among the Custodian, the Warranty Provider and the Calculation Agent, to have continuous access to the J.P. Morgan VIEWS System or any equivalent successor system acceptable to the Warranty Provider in its reasonable discretion (the “JPMVIEWS System”) for the purpose of monitoring the investment positions and assets maintained by the Fund. The Custodian hereby agrees to grant Main Place Funding, LLC a non-exclusive license to the JPMViews Systems according to the existing license agreement (the “License Agreement”) by and between the Custodian and MLBUSA as if Main Place Funding, LLC were MLBUSA. Main Place Funding, LLC agrees to access the JPMVIEWS System in accordance with that License Agreement and acknowledges that all right, title, and interest in the JPMViews Systems belongs to the Custodian.

3.	During the Term, the Custodian shall provide to the Warranty Provider and the Calculation Agent not later than 9:00 p.m. (Eastern time) on each Exchange Business Day electronically in a format acceptable to the Warranty Provider in its reasonable discretion (i) a copy of the records it maintains with respect to the assets of the Fund as of the close of business on such Exchange Business Day and (ii) a list of all of the Fund’s trades during such Exchange Business Day.

4.	The Custodian agrees that if the Warranty Provider or the Calculation Agent delivers irrevocable instructions in the form attached hereto as Annex A which have been executed by the Adviser (the “Irrevocable Instructions”), the Custodian shall (i) comply with such Irrevocable Instructions prior to 4:00 p.m. (Eastern time) on the Exchange Business Day following delivery thereof by the Warranty Provider, and (ii) not invest, dispose of or reinvest any of the Fund’s assets except in accordance with such Irrevocable Instructions. Each of the Adviser and the Fund agrees that the delivery of such Irrevocable Instructions shall constitute an “Instruction” from an “Authorized Person” (as defined in Section 1.2 of the Custodian Agreement). Upon receipt of the Irrevocable Instructions, the Custodian shall disregard any outstanding or future Instructions which, in the reasonable belief of the Custodian, conflict in any way (in whole or in part) with the Irrevocable Instructions (including Redemption Instructions (as defined in the Irrevocable Instructions) and Permitted Instructions (as defined below) (each a “Conflicting Instruction”)). Redemption Instructions and Permitted Instructions shall constitute proper Instructions under, and be considered part of, the Irrevocable Instructions, provided that such Redemption Instructions and Permitted Instructions are made in accordance with the Irrevocable Instructions that the Custodian may receive from the Adviser (or any subadviser to the Fund), or any other Authorized Person with respect to the investment of the Fund’s portfolio until the Warranty Provider, together with the Adviser or other Authorized Person, jointly notify the Custodian in writing that it may subsequently accept any future Instructions from the Adviser or other Authorized Person (the “Joint Notice”) pursuant to the Custodian Agreement. Notwithstanding the foregoing, the Custodian shall comply with any Board Approved Conflicting Instructions (as defined below) that it may receive from the Adviser (or any subadviser to the Fund) or any other Authorized Person if such Board Approved Conflicting Instructions are accompanied by a certificate of the Adviser (or any subadviser to the Fund) or such Authorized Person certifying that such Conflicting Instructions have been approved by all necessary actions of the Board of Trustees of the Trust. The Custodian shall have no liability for any losses that may occur as a result of its disregarding any Instructions (other than Board Approved Conflicting Instructions) or other directions that are inconsistent with the Irrevocable Instructions and are received from the Adviser (or any subadviser of the Fund) or any other Authorized Person after the Irrevocable Instructions have been delivered to the Custodian by the Warranty Provider and prior to the time that the Joint Notice, if any, has been delivered to the Custodian. Upon receipt of the Irrevocable Instructions, the Custodian shall immediately notify the Adviser of the receipt of such Irrevocable Instructions. Upon receipt of any Conflicting Instructions, the Custodian shall promptly notify the Warranty Provider and the Calculation Agent of the receipt of such Conflicting Instructions and promptly provide the Warranty Provider and the Calculation Agent with a copy of such Conflicting Instructions.

5.	The Adviser agrees to notify the Warranty Provider and the Calculation Agent immediately after any Conflicting Instructions have been approved by all necessary actions of the Board of Trustees of the Trust (such Conflicting Instructions, “Board Approved Conflicting Instructions”) and shall immediately provide the Warranty Provider and the Calculation Agent with a copy of such Board Approved Conflicting Instructions. The Adviser further agrees to simultaneously provide the Warranty Provider with a copy of any Board Approved Conflicting Instructions at the same time that the Adviser sends such Board Approved Conflicting Instructions to the Custodian.

6.	This Agreement shall be effective from January 20, 2004 until the earlier of the termination of the Custodian Agreement (unless the Custodian and the Fund (or the Adviser on behalf of the Fund) enter into a successor custodian agreement immediately after such termination) and the Termination Date (the “Term”).

7.	Except as specifically provided herein and in the Irrevocable Instructions, (i) the Custodian shall have no express or implied duties of any kind with respect to the subject matter herein and (ii) the Custodian shall have no duty whatsoever to monitor the investment positions maintained by the Fund. In the event of any conflict between the terms of the Custodian Agreement and this Agreement with respect to the matters covered hereby, the terms of this Agreement shall control; provided, that as between the Adviser and the Custodian, nothing contained herein shall alter or amend the rights of the Custodian under the Custodian Agreement and the Custodian Agreement shall control with respect to all matters not expressly provided for herein.

8.	Nothing in this Agreement shall limit the rights of the Adviser or any other Authorized Person to provide Instructions to the Custodian with respect to the Fund under the Custodian Agreement and prior to the delivery by the Warranty Provider of the Irrevocable Instructions.

9.	The parties hereby agree that the indemnification obligations set forth below shall survive the termination of this Agreement:

(a)

The Custodian will use reasonable care in performing its obligations under this Agreement. The Custodian will not be in violation of this Agreement with respect to any manner as to which it has satisfied its obligation of reasonable care. The Custodian will be liable for direct damages, including, without limitation, reasonable attorneys’ fees and expenses, to the extent they result from the Custodian’s negligence or willful misconduct in performing its duties as set out in this Agreement. Under no circumstances will the Custodian be liable to any of the other parties hereto for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Custodian’s performance of its obligations hereunder.

(b)	The Warranty Provider will be liable to the Custodian for direct damages suffered or incurred by the Custodian, including, without limitation, reasonable attorneys’ fees and expenses, to the extent they result from the Warranty Provider’s negligence or willful misconduct in performing its duties as set out in this Agreement. Under no circumstances will the Warranty Provider be liable to the Custodian for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Warranty Provider’s performance of its obligations hereunder.

(c)	The remedies provided for in this Section 9 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

10.     Simultaneously with the delivery of the Irrevocable Instructions, the Warranty Provider (or the Calculation Agent on the Warranty Provider’s behalf) shall notify the Custodian of (i) the existence of a Floor Shortfall (as determined by the Calculation Agent), if any, and (ii) of the amount of the Aggregate Protected Amount (as determined by the Calculation Agent).

11.	The Adviser hereby confirms and agrees with the Custodian that, as a condition of any obligation of the Custodian hereunder, the Adviser shall (a) immediately upon notice to the Adviser from the Warranty Provider, the Calculation Agent or the Custodian that the Warranty Provider has exercised its right to deliver the Irrevocable Instructions, deliver to the Custodian (A) a schedule setting forth (i) the dates of expected payments of expected Fund Fees and Expenses, exclusive of any Extraordinary Expenses, for the remainder of the Protected Period and (ii) the amount of any redemption requests reasonably anticipated to be received by the Fund within the next five Exchange Business Days and (B) a notice instructing the Custodian as to which broker or dealer the Custodian shall utilize to execute any transaction to purchase or sell securities in accordance with the terms of the Irrevocable Instructions; (b) thereafter deliver to the Custodian on a periodic basis as necessary a notice specifying the amount of redemption requests reasonably anticipated to be received by the Fund within a rolling five Exchange Business Day period and any appropriate changes to the schedule setting forth the dates of expected payments of expected Fund Fees and Expenses, exclusive of any Extraordinary Expenses; and (c) at all times do, make, honor, execute and deliver (and shall likewise use reasonable efforts to cause the Trust, on behalf of the Fund, to do, make, honor, execute and deliver) all such additional and further acts, information, instruments, documents and Instructions (the terms referenced in (a), (b) and (c) shall collectively be referred to as, “Permitted Instructions”) as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with the Irrevocable Instructions. The Adviser hereby covenants and agrees that, other than in the case of Conflicting Instructions approved by all necessary actions of the Board of Trustees of the Trust, all Permitted Instructions delivered by it to the Custodian shall be consistent with the intent of the Irrevocable Instructions and be in accordance with the terms of this Agreement.

12.	All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or, other than in the case of the delivery of the Irrevocable Instructions, email with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days (seven Business Days in the case of notices sent to the Calculation Agent) after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing:

If to the Adviser:

OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281-1008
Attention: General Counsel
Telephone No: 212-323-0250
Facsimile No: 212-323-4071
Email: bzack@oppenheimerfunds.com

with a copy to: President (at the above address)

If to the Fund:

Oppenheimer Principal Protected Main Street Fund II
of Oppenheimer Principal Protected Trust II
c/o OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281-1008
Attention: Secretary
Telephone No: 212-323-0250
Facsimile No: 212-323-4071
Email: bzack@oppenheimerfunds.com

with a copy to: President (at the above address)

If to the Warranty Provider:

     Main Place Funding, LLC

     Bank of America Tower

     5th Floor

     One Bryant Park

     New York, New York 10036

     Attention: Mark Alberici, Global Equity Linked Products

     Telephone: 212-449-7682

     Facsimile: 212-738-19

     Email: mark_alberici@ml.com

with a copy to:

     Main Place Funding, LLC

     Bank of America Tower

     5th Floor

     One Bryant Park

     New York, New York 10036

     Attention: Equities Legal - Robert Dilworth

     Telephone: 646-855-5383

     Facsimile: 212-230-8492

     Email: rdilworth@bofasecurities.com

If to the Calculation Agent:

Merrill Lynch International
4 World Financial Center
5th Floor
250 Vesey Street
New York, New York 10080
Attention: Avtar Kang
Telephone: 212-449-2774
Facsimile: 212-449-0119
Email: avtar.kang@bankofamerica.com

with a copy to:

Merrill Lynch International
4 World Financial Center
5th Floor
250 Vesey Street
New York, New York 10080
Attention: Yoni Epelbaum
Telephone: 212-449-4237
Facsimile: 212-738-1911
Email: yonathan_epelbaum@ml.com

If to the Custodian:

J.P. Morgan Chase Bank

4 Chase MetroTech Center
18th Floor
Brooklyn, NY 11245
Division: Investor Services
Attention: Stephen Crowley
Telephone: (718)242-9170
Facsimile: (718)242-3618
Email: stephen.crowley@jpmorgan.com

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

13.     No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

14.	The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

15.	The parties hereto agree that time is of the essence under this Agreement.

16.     THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

17.     Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any shareholder of the Fund.

18.	The parties hereto shall, upon the request of the Adviser, the Fund, the Custodian or the Warranty Provider from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement and the other Transaction Documents.

19.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of laws rules thereof).

20.	The Warranty Provider and the Custodian understand and agree that the obligations of the Trust on behalf of the Fund under this Agreement are not binding upon any trustee of the Trust or shareholder of the Fund personally, but bind only the Fund’s assets and property. The Warranty Provider and the Custodian represent that they have notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder and trustee liability for acts or obligations of the Fund other than in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such trustee.

21.     This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

SERVICE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

OPPENHEIMERFUNDS, INC.

 By:  _______________________________
     Name: Kathleen T. Ives
     Title: Senior Vice President & Deputy
               General Counsel

OPPENHEIMER PRINCIPAL PROTECTED TRUST II on behalf of its series, OPPENHEIMER PRINCIPAL PROTECTED MAIN STREET FUND II

By: ______________________________
   Name: Kathleen T. Ives
   Title: Assistant Secretary

MAIN PLACE FUNDING, LLC

By:  _____________________________
    Name:
    Title:

J.P. MORGAN CHASE BANK

By: ______________________________
   Name:
   Title:

SERVICE AGREEMENT